Exhibit 99. J.(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-65137 on Form N-1A of our report dated July 26, 2022, relating to the financial statements and financial highlights of Virtus Stone Harbor Emerging Markets Bond Fund (formerly, Virtus Stone Harbor Emerging Markets Corporate Debt Fund), Virtus Stone Harbor Emerging Markets Debt Allocation Fund, Virtus Stone Harbor Emerging Markets Debt Income Fund (formerly, Virtus Stone Harbor Emerging Markets Debt Fund), Virtus Stone Harbor High Yield Bond Fund, Virtus Stone Harbor Local Markets Fund, and Virtus Stone Harbor Strategic Income Fund, each a series of Virtus Opportunities Trust, appearing in the Annual Report on Form N-CSR of Virtus Opportunities Trust for the year ended May 31, 2022, and to the reference to us under the heading Financial Highlights in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, CO

November 17, 2023